Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2001 on certain financial statements of Cyfit Wellness Solutions, Inc. and subsidiaries which were included in the Current Report on Form 8-K/A of Sea Shell Galleries, Inc. filed May 16, 2001 and to all references to our firm included in or made a part of this Registration Statement.

                                            /s/ MOORE STEPHENS, P.C.


Crawford, N.J.
September  , 2001

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